SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                       FORM 8-K

                                    Current Report


                      Filed pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported)  March 6, 1995


                             INTELLIGENT ELECTRONICS, INC.
                (Exact name of registrant as specified in its charter)


             PENNSYLVANIA                  0-15991           23-2208404
      (State or Other Jurisdiction        Commission       (I.R.S. Employer
           Incorporation or              file number        Identification
             Organization)                                     Number)


                    411 Eagleview Boulevard, Exton, Pennsylvania 19341
                         (Address of principal executive offices)

                                        (610) 458-5500
                     (Registrant's telephone number, including area code)



                                      Page 1 of 2 pages
                                 Exhibit Index is on page 2
Item 5.      Other Events.

       On March 6, 1995, Intelligent Electronics, Inc. (the "Company") and The Future Now, Inc. ("TFN") executed a letter of intent setting forth their mutual intentions with respect to the proposed acquisition by the Company of all of the common stock of TFN in exchange for shares of common stock of the Company. A copy of the letter of intent is attached hereto as Exhibit A.

       The acquisition is subject to the execution of a definitive acquisition agreement and the satisfaction of customary closing conditions, including registration of the shares of common stock of the Company to be issued in the acquisition with the Securities and Exchange Commission and receipt of third party and governmental approvals, including approval of the acquisition by shareholders of TFN.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.


(c)    Exhibits                                                  Sequentially
                                                                Numbered Page

       A            Letter agreement dated                            3
                    March 6, 1995 between
                    the Company and TFN


                                     SIGNATURE


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              INTELLIGENT ELECTRONICS, INC.


Date:   March 10, 1995                        By:   /s/ EDWARD A. MELTZER
                                                    ---------------------------
                                              Title: Vice President, Chief
                                                     Financial Officer and
                                                     Assistant Secretary